Exhibit 21

Name of Entity	Legal Jurisdiction

3301942 Media Accounting Services Limited	England

502300 New Brunswick Inc.	Canada

A.T. Kearney (Bermuda), Ltd.	Bermuda

A.T. Kearney (Hong Kong) Limited	Hong Kong

A.T. Kearney (International) AG	Switzerland

A.T. Kearney (Portugal) Consultadoria de Gestao Lda	Portugal

A.T. Kearney (Proprietary) Limited	South Africa

A.T. Kearney (S.A.S.)	France

A.T. Kearney—Applications & Technology S.P.A.	Italy

A.T. Kearney A/S	Denmark

A.T. Kearney AB	Sweden

A.T. Kearney AG	Switzerland

A.T. Kearney Argentina S.A.	Argentina

A.T. Kearney AS	Norway

A.T. Kearney Australia Pty Ltd	Australia

A.T. Kearney B.V.	The Netherlands

A.T. Kearney Co., Ltd	Taiwan

A.T. Kearney de Venezuela, C.A.	Venezuela

A.T. Kearney GmbH	Germany

A.T. Kearney International AS	Norway

A.T. Kearney International, Inc.	USA

A.T. Kearney K.K.	Japan

A.T. Kearney Limited	England

A.T. Kearney Ltd.	Canada

A.T. Kearney Ltda.	Brazil

A.T. Kearney New Zealand Limited	New Zealand

A.T. Kearney NV	Belgium

A.T. Kearney Oy	Finland

A.T. Kearney Pte. Ltd.	Singapore

A.T. Kearney S.p.A.	Italy

A.T. Kearney Sp. z.o.o.	Poland

A.T. Kearney Yönetim Danismanlik A.S.	Turkey

A.T. Kearney, Inc.	USA

A.T. Kearney, S.A. de C.V.	Mexico

ABS Computers (Pty) Ltd.	South Africa

Agora s.r.l.	Italy

Citymax Egypt SAE	Egypt

Citymax Integrated Information Systems Ltd.	England

Citymax RA Limited	England

Clarion Training Limited	England

COGSYS Limited	England

Computer Marketing Ltd.	England

Computers North East Limited	England

CoNext Holdings, Inc.	USA

Databank Systems Limited	New Zealand

Database Tecnologie S.p.A.	Italy

DVOIT Limited	England

E.D.S. Canada Leasing Ltd.	Canada

E.D.S. de Mexico, Sociedad Anonima de Capital Variable	Mexico

E.D.S. International Corporation	USA

E.D.S. International Limited	England

E.D.S. Spectrum Corporation	USA

E.D.S. World Corporation (Far East)	USA

E.D.S. World Corporation (Netherlands)	USA

eBreviate UK Limited	England

eBreviate, Inc.	USA

Edley S.A.	Uruguay

EDS (Australia) Pty Limited	Australia

EDS (Australia) Superannuation Fund Pty Ltd	Australia

EDS (China) Co., Ltd.	China

EDS (Electronic Data Systems) France S.A.S.	France

EDS (Electronic Data Systems) Limited	England

EDS (Europe) S.A.	Switzerland

EDS (Korea) Ltd.	Korea

EDS (New Zealand) Limited	New Zealand

EDS (New Zealand) Pensions Limited	New Zealand

EDS (Operations) Pty Limited	Australia

EDS (Schweiz) AG	Switzerland

EDS (Services) Pty Ltd.	Australia

EDS 1994 Trustee Limited	England

EDS Africa Limited	South Africa

EDS Answare S.A.	France

EDS Asia Pacific Services Corporation	USA

EDS Canada Inc.	Canada

EDS CoNext, Inc.	USA

EDS Consulting GmbH	Germany

EDS Customer Care Services (Deutschland) GmbH	Germany

EDS Danmark A/S	Denmark

EDS Defense N.V.	Belgium

EDS Desenvoluimento de Productos Ltda.	Brazil

EDS Deutschland GmbH	Germany

EDS Digital Economy Fund LP (fka EDS/ATK Alliance Fund 2000 LP)	USA

EDS Electronic Data Sistemleri Ticaret Limited Sirketi	Turkey

EDS Electronic Data System Luxembourg S.A.	Luxembourg

EDS Electronic Data Systems (Hong Kong) Limited	Hong Kong

EDS Electronic Data Systems (Philippines), Inc.	Philippines

EDS Electronic Data Systems (Thailand) Co., Ltd.	Thailand

EDS Electronic Data Systems Berlin GmbH	Germany

EDS Electronic Data Systems del Peru S.A.	Peru

EDS Electronic Data Systems Italia S.p.A.	Italy

EDS Electronic Data Systems Italia Software S.p.A.	Italy

EDS Electronic Datasystems Hungary Limited	Hungary

EDS Enterprise Solutions Africa (Pty) Limited	South Africa

EDS EPSYDRE S.A.	France

EDS Europe	England

EDS Finance Partnership (Canada) L.P.	Canada

EDS Finance plc	England

EDS Financial Services Company (Ireland) Limited	Ireland

EDS Finland Oy Ab	Finland

EDS Försvars Services AB	Sweden

EDS Gesellschaft für Online-Dienste mbH	Germany

EDS Global Services, Inc.	USA

EDS Gulf States, WLL	Bahrain, State of

EDS Holding GmbH	Germany

EDS Information Services L.L.C.	USA

EDS Informatique S.A.	Switzerland

EDS Ingevision S.A.	France

EDS International (Greece) SA	Greece

EDS International (Singapore) Pte. Limited	Singapore

EDS Inv01 Corporation	USA

EDS Investment Fund, Inc.	USA

EDS MSC (Malaysia) Sdn Bhd	Malaysia

EDS Nominees Limited	England

EDS Norge AS	Norway

EDS North America Holdings, Inc.	USA

EDS Poland Sp. z.o.o.	Poland

EDS Progical S.A.	France

EDS Properties Corporation	USA

EDS Pubblica Amministrazione S.p.A.	Italy

EDS Resource Management Corporation	USA

EDS Secretarial Services Limited	England

EDS Sweden AB	Sweden

EDS Technologies Corporation	USA

EDS Trustee Limited	England

EDS UK Limited	England

EDS World Services Corporation	USA

EDS, s.r.o.	Czech Republic

EDS-Electronic Data Systems (India) Private Limited	India

EDS-Electronic Data Systems do Brasil Ltda	Brazil

EDS-Electronic Data Systems Processamento de Dados Informaticos, Lda.	Portugal

EDS-Padcom Clinical Research Beteiligungs GmbH	Germany

EDS-Scicon N.V.	Belgium

EDSCICON (Malaysia) Sdn. Bhd.	Malaysia

Effe Sistemi S.p.A.	Italy

Eisis Limited	England

Electronic Data Systems (EDS Austria) GmbH	Austria

Electronic Data Systems (EDS Ecuador) CIA, LTDA	Ecuador

Electronic Data Systems (EDS) de Argentina S.A.	Argentina

Electronic Data Systems (EDS) International B.V.	The Netherlands

Electronic Data Systems (EDS) Israel, Ltd.	Israel

Electronic Data Systems (Ireland) Limited	Ireland

Electronic Data Systems Belgium N.V.	Belgium

Electronic Data Systems Chile, S.A.	Chile, Republic of

Electronic Data Systems Colombia, S.A.	Colombia

Electronic Data Systems de Venezuela “EDS” C.A.	Venezuela

Electronic Data Systems Espana S.A.	Spain

Electronic Data Systems IT Services (M) Sdn. Bhd.	Malaysia

Electronic Data Systems Limited	England

Electronic Data Systems Taiwan Corporation	Taiwan, Republic of China

GCS Limited	New Zealand

GeoVision Systems Limited	England

IGBF, Ltd.	Bermuda

Industrie Software-Systementwicklungs GmbH & Co. KG (ISE KG)	Germany

Insurance Software Solutions Corp. (dba SOLCORP)	Canada

Integradora de Servicios Central, S.A. de C.V.	Mexico

Integradora de Servicios S.A. de C.V. (ISSA)	Mexico

Japan Systems Company Limited	Japan

Keisai Asociados, C.A.	Venezuela

Keisai Panama, S.A.	Panama

La Francaise De Maintenance SCS (“LFM”)	France

M&DR Consultans Marketing and Data Research S.r.l.	Italy

Management Computer Equipment S.A.	Belgium

Memorex Systemhaus GmbH	Germany

Memorex Telex France S.A.	France

Memorex Telex UK Limited	England

MSH International Service AG	Germany

National Heritage Insurance Company	USA

Neodata Services Limited	Ireland

Nippon EDS Company, Ltd.	Japan

Nova Domus S.r.l.	Italy

P.T. Electronic Data Systems Indonesia	Indonesia

Padcom Clinical Research GmbH	Germany

Planning Consultancy Ltd.	England

PlanOrg AG	Germany

Premida-Comércio, Gestao e Serviços, Lda	Portugal

PT A.T. Kearney	Indonesia

PT Danamon-EDS Technology Services	Indonesia

PT Indo-EDS Daya Selaras	Indonesia

Rol. 20, S.A.	Spain

Roma Servizi Informatici S.p.A.	Italy

S. F. Services	England

S.D. International Limited	England

SDRC AG (Switzerland)	Switzerland

SDRC France S.A.	France

SDRC Japan K.K.	Japan

SDRC Software & Services GmbH	Germany

SDRC Svenska AB	Sweden

SDRC UK Limited	England

SDT Industrie-Leasing GmbH (SDT)	Germany

Servizi ICT S.r.l.	Italy

Sherpa Systems GmbH & Co. KG	Germany

Sherpa Systems Verwaltungs GmbH	Germany

SHL Outsourcing Services (UK) Limited	England

SHL Subco 1 Inc.	Canada

SHL Subco 2 Inc.	Canada

SHL Subco 3 Inc.	Canada

SHL Subco 4 Inc.	Canada

SHL Subco 5 Inc.	Canada

SHL Systemhouse Belgium N.V.	Belgium

SHL Systemhouse De Mexico, S.A. DE C.V.	Mexico

SHL Systemhouse De Sur America, C.A.	Venezuela

SHL Systemhouse Europe Limited	England

SHL Systemhouse Ireland Limited	Ireland

SHL Systemhouse Nederland B.V.	The Netherlands

SHL Systemhouse U.K. Limited	England

SHL Technology Solutions Limited	England

Sistemi Sanitari S.p.A.	Italy

SmartHealth Inc.	Canada

Spartan Funding Company	England

Strategem Ltd.	England

Systematics AG	Germany

Systematics INTEGRATONS Gesellschaft für EDV-Dienstleistungen mbH	Germany

Systemhouse (Barbados) Inc.	Barbados

Systemhouse Internationale S.A.	Switzerland

Systems Designers International Limited	Hong Kong

The Lacek Group Pty Ltd.	Australia

Trusco Services, Inc.	USA

Unigraphics Solutions (Australia) Pty Ltd	Australia

Unigraphics Solutions (HK) Limited	Hong Kong

Unigraphics Solutions (Korea) Ltd.	Korea

Unigraphics Solutions (Malaysia) Sdn. Bhd.	Malaysia

Unigraphics Solutions (Thailand) Co., Ltd.	Thailand

Unigraphics Solutions Asia/Pacific Incorporated	USA

Unigraphics Solutions Canada Ltd.	Canada

Unigraphics Solutions de Mexico, S.A. de C.V.	Mexico

Unigraphics Solutions do Brasil Ltda.	Brazil

Unigraphics Solutions Inc.	USA

Unigraphics Solutions International Inc.	USA

Unigraphics Solutions Japan, Ltd.	Japan

Unigraphics Solutions Pte. Limited	Singapore

Wendover Financial Services Corporation	USA

Wendover Funding, Inc.	USA